UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2026

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, Medina, Ohio	44256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RPM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Facility

On February 27, 2026, RPM International Inc. (the “Company”) and certain of its subsidiaries amended the Company’s revolving credit facility by entering into a Seventh Amendment to Credit Agreement (the “Credit Agreement Amendment”) with the lenders named therein (the “Revolving Credit Facility Lenders”) and PNC Bank, National Association, as administrative agent for the Revolving Credit Facility Lenders, which amends the Credit Agreement dated as of October 31, 2018 (as amended, the “Credit Agreement”).

The Credit Agreement Amendment extends the term of the Credit Agreement for five years, until February 27, 2031. Pursuant to the Credit Agreement Amendment, U.S. Dollar revolving loans will bear interest at either the base rate or term SOFR rate (or in the case of swingline loans, the daily simple SOFR rate), at the Company’s option, plus a spread determined by the Company’s debt rating. Foreign currency loans will bear interest at either a daily simple RFR rate, term RFR rate or Eurocurrency rate plus, in each case, a similar spread. At the closing of the Credit Agreement Amendment, the applicable spread for (a) base rate loans was 0.0% per annum, with possible future spreads ranging from 0.0% to 0.30% per annum, and (b) term SOFR rate, daily simple SOFR rate, daily simple RFR rate, term RFR rate and Eurocurrency rate loans was 1.00% per annum, with possible future spreads ranging from 0.785% to 1.30% per annum. The Credit Agreement Amendment also provides for a facility fee based on the aggregate outstanding commitments at an initial rate of 0.125% per annum, which, like the interest rate spreads, is subject to adjustment thereafter based on the Company’s debt rating, with possible future rates ranging from 0.09% to 0.20% per annum.

The Credit Agreement contains customary covenants, including but not limited to, limitations on the Company’s ability, and in certain instances, its subsidiaries’ ability, to incur liens or sell or transfer all or substantially all of its assets. Additionally, the Company may not permit its leverage ratio (defined as the ratio of consolidated total indebtedness (less unencumbered cash and cash equivalents) to consolidated EBITDA for the four most recent fiscal quarters) as at the end of any fiscal quarter to exceed 3.75 to 1.0. The Credit Agreement Amendment eliminated the interest coverage ratio financial covenant.

Upon the occurrence of certain events of default, our obligations under the Credit Agreement may be accelerated. Such events of default include payment defaults under the Credit Agreement, covenant defaults, payment defaults under other material indebtedness (other than under the Credit Agreement), certain ERISA defaults, change of control and other customary events of default.

The description contained herein of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending February 28, 2026, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)
Date March 5, 2026

/s/ Tracy D. Crandall
Tracy D. Crandall Vice President, General Counsel, Chief Compliance Officer and Secretary